UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d)      Pursuant to the Stockholders Agreement, dated June 22, 2005 and amended February 22, 2006 (the “Stockholders Agreement”), by and among Ameritrade Holding Corporation, The Toronto-Dominion Bank and certain other parties (the “R Parties”), which was entered into in connection with the acquisition of TD Waterhouse by Ameritrade Holding Corporation (the “TD Waterhouse Transaction”), following the closing of the TD Waterhouse Transaction, the Board of Directors of the TD AMERITRADE Holding Corporation (the “Company”) consists of twelve members, three of whom are designees of the R Parties.
      On September 11, 2006, Mr. Robert T. Slezak was designated to the Board of Directors of the Company pursuant to the Stockholders Agreement and was elected to serve as a member of the Board of Directors. Mr. Slezak has not yet been named to serve on any committees of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: September 15, 2006	By:	/s/ John R. MacDonald

John R. MacDonald
Executive Vice President,
Chief Financial Officer and
Chief Administrative Officer